Exhibit 99.1

Thumzup Media Corporation Expands Capital Strategy With Bitcoin-Backed Credit Facility from Coinbase Prime

Thumzup Recently Filed a Shelf Registration Statement to Raise Up to $500 Million for Working Capital and to Accelerate its Bitcoin (“BTC”) Acquisition Strategy

TZUP Currently Holds 19.106 BTC with a Market Value of Approximately $2.0 Million as of May 12, 2025

The Company’s Board of Directors Previously Authorized Thumzup to Hold Up to 90% of its Liquid Assets in Bitcoin Under its BTC Reserve Strategy

Los Angeles, CA - May 13, 2025 - Thumzup Media Corporation (“Thumzup” or the “Company”) (Nasdaq: TZUP) today announced it has expanded its capital strategy by establishing a Bitcoin (“BTC”) backed credit facility with Coinbase Prime (“Coinbase Prime”) (Nasdaq: COIN) to provide access to non-dilutive capital.

“We believe that Coinbase’s addition to the S&P 500 marks a significant milestone for the entire crypto industry – Coinbase’s trailblazing journey brought BTC and other tokens into the mainstream,” said Robert Steele, CEO of Thumzup. “We are proud to expand our relationship with Coinbase through their Bitcoin-collateralized lending program as part of our broader strategic approach to capital management. With a clean cap structure, we believe Thumzup is optimally positioned to accelerate its BTC Acquisition Strategy and create significant shareholder value.”

This important development comes as Thumzup is moving to accelerate its Bitcoin acquisition strategy, which, as previously disclosed, permits the Company to hold up to 90% of its liquid assets in BTC. As of May 12, 2025, Thumzup currently holds 19.106 BTC, with a market value of approximately $2.0 million. Thumzup currently utilizes Coinbase Prime as its custodian and prime broker.

About Thumzup®

Thumzup Media Corporation (Thumzup) is democratizing the multi-billion dollar social media branding and marketing industry. Its flagship product, the Thumzup platform, utilizes a robust programmatic advertiser dashboard coupled with a consumer-facing App to enable individuals to get paid cash for posting about participating advertisers on major social media outlets through the Thumzup App. The easy-to-use dashboard allows advertisers to programmatically customize their campaigns. Cash payments are made to App users/creators through PayPal and other digital payment systems.

The Thumzup app is available for download on the App Store and Google Play.

Thumzup was featured on CBS Los Angeles and in KTLA.

Legal Disclaimer

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its potential growth, impacts on the advertising industry, plans for potential uplisting, and planned expansion. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, it can give no assurances that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Company Contact

Thumzup Investor Relations

investors@thumzupmedia.com

800-403-6150

Media Contact

Jessica Starman

media@thumzupmedia.com